SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 1999

THE COLONEL'S INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Michigan	2-98277C	38-3262264
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

5550 Occidental Highway
Tecumseh, Michigan	49286
(Address of principal executive offices)	(Zip Code)

(517) 423-4800
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 6.          Resignations of Registrant's Directors

                    By letter dated October 28, 1999, Mark German resigned from his positions as the President and a Director of The Colonel's International, Inc. (the "Company"). Mr. German's letter furnished to the Company did not request that any description of any disagreement with the Company's operations, policies or practices be disclosed in this Form 8-K. Mr. German is also currently the President and a Director of The Colonel's Rugged Liner, Inc., a wholly owned subsidiary of the Company. Mr. German intends to continue in those positions with The Colonel's Rugged Liner, Inc.

Item 7.          Financial Statements, Pro Forma Financial Information, and Exhibits.

(a)	Not required.

(b)	Not required.

(c)	Exhibits:

None.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 4, 1999	THE COLONEL'S INTERNATIONAL, INC.

By Gregory Stryznski
Gregory Stryznski
Chief Financial Officer